Exhibit 99.1

Badger Meter Reports Record Third Quarter Sales and Earnings

    MILWAUKEE--(BUSINESS WIRE)--Oct. 18, 2005--Badger Meter, Inc. (AMEX:BMI) today reported record third quarter sales and earnings for the period ended September 30, 2005.
    Net sales were a third quarter record $54,194,000, a 1.6% increase from sales of $53,340,000 for the third quarter of 2004. Net earnings increased 12.5% to a third quarter record $3,811,000 or $0.54 per diluted share, compared to net earnings of $3,389,000 or $0.50 per diluted share for the same period in the prior year.
    For the first nine months of 2005, net sales were $166,058,000, a 6.1% increase from sales of $156,492,000 for the first three quarters of 2004. Net earnings were $11,526,000 or $1.65 per diluted share for the first nine months of 2005, a 30.7% increase from earnings of $8,816,000 or $1.30 per diluted share for the comparable prior period.
    "Revenues showed a small increase over our very strong 2004 third quarter. In the utility market, our proprietary Orion(R) mobile radio frequency automatic meter reading system continued to be well received. Products contributing to increased industrial sales included Research Control(R) valves, Data Industrial(R) impeller flow meters, Magnetoflow(R) meters and dispensing systems for the concrete market," said Richard A. Meeusen, chairman, president and CEO of Badger Meter.
    Meeusen said the gross margin increased slightly in the third quarter over the same period in 2004, reflecting increased sales of higher-margin products. "We are continuing to invest in developing new products and enhancing existing products, with an ongoing focus on the long-term growth potential of automatic meter reading," he added.
    "We are pleased with our earnings for the first three quarters of 2005, which in fact have exceeded the total for all of 2004. The fourth quarter, however, is traditionally a slower period for us," said Meeusen.
    Meeusen noted that during the first three quarters of 2005, the company held 100th Anniversary celebrations at each of its facilities around the world. "Our century of expertise in flow measurement gives us a strong foundation to build on in the years ahead," he added.

    Badger Meter is a leading marketer and manufacturer of flow measurement and control technology, developed both internally and with other companies, as well as the leader in providing digital connectivity to leading AMR technologies. Its products are used to measure and control the flow of liquids in a variety of applications.

    Certain statements contained in this news release, as well as other information provided from time to time by Badger Meter, Inc. (the "Company") or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. The words "anticipate," "believe," "estimate," "expect," "think," "should" and "objective" or similar expressions are intended to identify forward looking statements. All such forward looking statements are based on the Company's then current views and assumptions and involve risks and uncertainties that include, among other things:

    -- the continued shift in the Company's business from lower cost, local-read meters toward more expensive, value-added automatic meter reading (AMR) systems;

    -- the success or failure of newer Company products, including the Orion(R) radio frequency mobile AMR system, the absolute digital encoder (ADE(TM)) and the Galaxy(TM) fixed network AMR system;

    -- changes in competitive pricing and bids in both the domestic and foreign marketplaces, and particularly in continued intense price competition on government bid contracts for lower cost, local read meters;

    --  the actions (or lack thereof) of the Company's competitors;

    -- the Company's relationships with its alliance partners, particularly its alliance partners that provide AMR connectivity solutions;

    -- the general health of the United States and foreign economies, including housing starts in the United States and overall industrial activity;

    -- increases in the cost and/or availability of needed raw materials and parts;

    -- changes in foreign economic conditions, including currency fluctuations between the United States dollar and the euro; and

    -- changes in laws and regulations, particularly laws dealing with the use of lead (which can be used in the manufacture of certain meters incorporating brass housings) and Federal Communications Commission rules affecting the use and/or licensing of radio frequencies necessary for AMR products.

    All of these factors are beyond the Company's control to varying degrees. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward looking statements and are cautioned not to place undue reliance on such forward looking statements. The forward looking statements made in this document are made only as of the date of this document and the Company assumes no obligation, and disclaims any obligation, to update any such forward looking statements to reflect subsequent events or circumstances.

    Badger Meter company news is available 24 hours a day, on-line at: http://www.badgermeter.com.


                          BADGER METER, INC.
                 CONSOLIDATED STATEMENT OF OPERATIONS
                             (Unaudited)


                    Nine Months Ended September 30,

                                          2005                 2004
                                          ----                 ----
Net sales                            $166,058,000        $ 156,492,000
Gross margin                          $57,628,000          $51,510,000
Earnings before income taxes          $19,306,000          $14,943,000
Provision for income taxes             $7,780,000           $6,127,000
Net earnings                          $11,526,000           $8,816,000
Earnings per share:
         Basic                              $1.71                $1.34
         Diluted                            $1.65                $1.30
Shares used in computation of:
         Basic                          6,729,402            6,580,054
         Diluted                        7,004,214            6,777,887


                   Three Months Ended September 30,

                                          2005                 2004
                                          ----                 ----
Net sales                             $54,194,000          $53,340,000
Gross margin                          $18,567,000          $17,903,000
Earnings before income taxes           $6,096,000           $6,060,000
Provision for income taxes             $2,285,000           $2,671,000
Net earnings                           $3,811,000           $3,389,000
Earnings per share:
         Basic                              $0.56                $0.51
         Diluted                            $0.54                $0.50
Shares used in computation of:
         Basic                          6,776,572            6,613,266
         Diluted                        7,112,759            6,857,278



                          BADGER METER, INC.
                CONSOLIDATED CONDENSED BALANCE SHEETS


            Assets                        September 30    December 31
            ------                            2005            2004
                                              ----            ----
                                          (Unaudited)
Cash                                       $3,079,000       $2,834,000
Receivables                                33,974,000       26,879,000
Inventories                                32,956,000       35,646,000
Other current assets                        6,447,000        6,023,000

                                        -------------     ------------
         Total current assets              76,456,000       71,382,000

Net property, plant and equipment          41,842,000       42,016,000
Prepaid pension                            18,117,000       17,290,000
Other long-term assets                      5,209,000        5,169,000
Goodwill                                    6,638,000        7,104,000

                                        -------------     ------------
         Total assets                    $148,262,000     $142,961,000
                                        =============     ============


  Liabilities and Shareholders' Equity
  ------------------------------------


Short-term debt and current portion
 long-term debt                           $16,540,000      $22,887,000
Payables                                   14,316,000       11,395,000
Accrued compensation and employee
 benefits                                   6,053,000        6,166,000
Other liabilities                           6,138,000        4,799,000

                                        -------------     ------------
         Total current liabilities         43,047,000       45,247,000

Deferred income taxes                       7,409,000        7,437,000
Long-term employee benefits                10,731,000       11,392,000
Long-term debt                             15,937,000       14,819,000
Shareholders' equity                       71,138,000       64,066,000

                                        -------------     ------------
         Total liabilities and
          shareholders' equity           $148,262,000     $142,961,000
                                        =============     ============

    CONTACT: Badger Meter, Inc.
             Joan C. Zimmer, 414-371-5702